Exhibit 99.1
Contacts:

Julie Wood	Matthew K. Fust
Vice President, Investor Relations	Executive Vice President & Chief Financial Officer
510-597-6505	510-597-6392
Onyx Pharmaceuticals Reports Record Full Year and Fourth Quarter 2008 Financial Results
First Full Year of Profitability with GAAP Earnings Per Share of $0.03
2008 Nexavar Net Sales of $678 Million Represents 82% Growth Over 2007
EMERYVILLE, CALIF. — February 23, 2009 — Onyx Pharmaceuticals, Inc. (NASDAQ: ONXX) today reported its financial results for the full year and fourth quarter 2008. For the full year, Onyx recorded net income of $1.9 million, or $0.03 per diluted share, compared with a net loss of $34.2 million, or $0.67 per diluted share, for the same period in 2007. Excluding employee stock-based compensation expense, non-GAAP net income for the full year 2008 was $20.7 million, or $0.37 per diluted share, compared to a non-GAAP net loss of $20.0 million, or $0.39 per diluted share, for the same period in 2007. Onyx reported a net loss of $30.2 million, or $0.53 per diluted share, for the fourth quarter 2008, compared to a net loss of $11.7 million, or $0.21 per diluted share, in the same period in 2007. Excluding employee stock-based compensation expense, non-GAAP net loss for the fourth quarter 2008 was $25.2 million, or $0.45 per diluted share, compared to a non-GAAP net loss of $7.8 million, or $0.14 per diluted share, for the same period in 2007. A description of the non-GAAP calculations and reconciliation to comparable GAAP measures are provided below in the accompanying Reconciliation of GAAP to Non-GAAP Net Income.
Global Nexavar net sales grew 82% to $677.8 million for the full year 2008, and grew 41% to $176.5 million for the fourth quarter 2008, compared to $371.7 million and $124.9 million in the same periods in 2007. Onyx, with its collaborator, Bayer HealthCare Pharmaceuticals, Inc., or Bayer, is marketing and developing Nexavar® (sorafenib) tablets, an anticancer therapy currently approved for the treatment of liver cancer and advanced kidney cancer in the U.S., European Union and other territories. In accordance with Onyx’s collaboration agreement with Bayer, Bayer recognizes all revenue from the sale of Nexavar.
“This has been a year of remarkable growth and advancement for Onyx, as we increased year-over-year sales by 82% and achieved profitability for the year. We’ve leveraged our successes to invest strategically in the long-term growth potential of the company, creating a rich pipeline with Nexavar and beginning to shape a diversified portfolio beyond Nexavar through strategic but disciplined corporate development activities,” stated N. Anthony Coles, M.D., president and chief executive officer of Onyx. “With continued sales growth from Nexavar, a comprehensive development program with near-term value drivers, and a strong financial position, we believe we are well-positioned to drive growing shareholder value in 2009 and the years to come.”
Revenue from Collaboration Agreement
As of December 31, 2008 and for earlier periods presented, Onyx has adopted a new financial statement presentation based on guidance from the Financial Accounting Standards Board’s Emerging Issues Task Force (EITF) 07-1, Accounting for Collaborative Arrangements. This new presentation changes the classification of amounts included in specific lines in the Statement of Operations, but does not change net income (loss) or net income (loss) per share.

Onyx Reports Record Full Year and Fourth Quarter 2008 Financial Results
February 23, 2009

Under this new presentation, the Statement of Operations includes the line item “Revenue from Collaboration Agreement.” This line item consists of Onyx’s share of the commercial profit generated from the collaboration with Bayer, reimbursement of Onyx’s shared marketing costs related to Nexavar and Nexavar royalty revenue. Onyx’s 50% share of collaboration research and development expenses is included in the research and development expense line item.
For the full year and fourth quarter 2008, Onyx reported revenue from collaboration agreement of $194.3 million and $49.7 million, respectively, compared to $90.4 million and $26.1 million for the same periods in 2007. The increase in revenue from collaboration agreement between periods is due to an increase in Nexavar revenue recognized by Bayer and higher royalty revenue, partially offset by an increase in commercial expenses related to Nexavar.
Operating Expenses
Onyx recorded research and development expenses of $123.7 million in the full year 2008 and $59.9 million in the fourth quarter 2008, compared to $83.3 million and $27.2 million for the same periods in 2007. Research and development expenses in fourth quarter 2008 include payments made by Onyx to S*BIO Pte Ltd under a development collaboration, option and license agreement and to BTG International Limited under a development and license agreement. Research and development expenses included $3.2 million and $1.1 million of employee stock-based compensation for the full year and fourth quarter 2008, respectively.
Selling, general and administrative expenses were $81.0 million in the full year 2008 and $22.0 million in the fourth quarter 2008, compared to $60.5 million and $16.4 million for the same periods in 2007. Higher selling, general and administrative expenses were primarily due to increased marketing spend and employee-related expenses to support Nexavar, as well as, increased headcount and employee-related expenses to support Onyx’s growth. Selling, general and administrative expenses included $15.6 million and $3.9 million of employee stock-based compensation for the full year and fourth quarter 2008, respectively.
Cash, Cash Equivalents and Marketable Securities
At December 31, 2008, cash, cash equivalents, and current and noncurrent marketable securities were $458.0 million, compared to $469.7 million at December 31, 2007. This decrease was primarily due to payments made under our agreements with S*BIO and BTG, partially offset by positive cash flow from operations.
Management Conference Call Today
Onyx will host a teleconference and webcast to provide a general business overview and discuss financial results. The event will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) on February 23, 2009. The live webcast will be available at:
http://www.onyx-pharm.com/wt/page/event_calendar
or by dialing 847-413-3238 and using the passcode 23828951. A replay of the presentation will be available on the Onyx website or by dialing 630-652-3044 and using the passcode 23828951 later in the day. The replay will be available through March 23, 2009.
About Onyx Pharmaceuticals, Inc.
Onyx Pharmaceuticals, Inc. is a biopharmaceutical company committed to improving the lives of people with cancer by changing the way cancer is treated™. The company, in collaboration with Bayer HealthCare Pharmaceuticals, Inc., is developing and marketing Nexavar® (sorafenib) tablets, a small molecule drug. Nexavar is currently approved for the treatment of liver cancer and advanced kidney

Onyx Reports Record Full Year and Fourth Quarter 2008 Financial Results
February 23, 2009

cancer. Additionally, Nexavar is being investigated in several ongoing trials in non-small cell lung cancer, melanoma, breast cancer and other cancers. For more information about Onyx, visit http://www.onyx-pharm.com.
Nexavar® (sorafenib) tablets is a registered trademark of Bayer HealthCare Pharmaceuticals Inc.
This news release contains “forward-looking statements” of Onyx within the meaning of the federal securities laws. These forward-looking statements include, without limitation, statements regarding sales trends and commercial activities and the timing, progress and results of clinical development, regulatory filings and actions. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated. Reference should be made to Onyx’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission, under the heading “Risk Factors” for a more detailed description of such factors, as well as the company’s subsequent quarterly reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date of this release except as required by law.
(See attached tables.)

Onyx Reports Record Full Year and Fourth Quarter 2008 Financial Results
February 23, 2009

ONYX PHARMACEUTICALS, INC.
CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Revenue from collaboration agreement	$49,650	$26,101	$194,343	$90,429
Operating expenses:
Research and development (1)	59,905	27,226	123,749	83,306
Selling, general and administrative (1)	22,008	16,406	80,994	60,546

Total operating expenses	81,913	43,632	204,743	143,852

Loss from operations	(32,263)	(17,531)	(10,400)	(53,423)
Investment income	1,999	5,829	12,695	19,256

Income (loss) before income taxes	(30,264)	(11,702)	2,295	(34,167)
Provision (benefit) for income taxes	(77)	—	347	—

Net income (loss)	$(30,187)	$(11,702)	$1,948	$(34,167)

Net income (loss) per share:
Basic	$(0.53)	$(0.21)	$0.03	$(0.67)

Diluted	$(0.53)	$(0.21)	$0.03	$(0.67)

Shares used in computing net income (loss) per share:
Basic	56,430	55,212	55,915	51,177

Diluted	56,430	55,212	56,765	51,177

(1) Includes employee stock-based compensation charges of:
Research and development	$1,083	$851	$3,166	$2,897
Selling, general and administrative	3,904	3,010	15,630	11,230

Total employee stock-based compensation	$4,987	$3,861	$18,796	$14,127

ONYX PHARMACEUTICALS, INC.
CALCULATION OF REVENUE FROM COLLABORATION AGREEMENT
(In thousands, unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
Nexavar product revenue, net (as recorded by Bayer)	$176,503	$124,919	$677,806	$371,736

Revenue subject to profit sharing (as recorded by Bayer)	$160,874	$124,919	$637,459	$371,736
Combined cost of goods sold, distribution, selling, general and administrative expenses	76,593	81,998	298,792	223,682

Combined commercial collaboration profit	$84,281	$42,921	$338,667	$148,054

Onyx’s share of commercial collaboration profit	$42,141	$21,460	$169,334	$74,027
Reimbursement of Onyx’s shared marketing expenses	6,415	4,641	22,185	16,402
Royalty revenue	1,094	—	2,824	—

Revenue from collaboration agreement	$49,650	$26,101	$194,343	$90,429

Onyx Reports Record Full Year and Fourth Quarter 2008 Financial Results
February 23, 2009

ONYX PHARMACEUTICALS, INC.
CONDENSED BALANCE SHEETS

	(In thousands)
	Dec. 31,	Dec. 31,
	2008	2007
	(unaudited)	(2)
Assets
Cash, cash equivalents and marketable securities	$418,424	$469,650
Other current assets	43,635	11,006

Total current assets	462,059	480,656
Property and equipment, net	3,363	3,146
Marketable securities, non-current	39,622	—
Other assets	4,723	281

Total assets	$509,767	$484,083

Liabilities and stockholders’ equity
Current liabilities	33,304	11,441
Advance from collaboration partner, non-current	—	39,234
Other long-term liabilities	1,263	1,171
Stockholders’ equity	475,200	432,237

Total liabilities and stockholders’ equity	$509,767	$484,083

(2)	Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2007.

Onyx Reports Record Full Year and Fourth Quarter 2008 Financial Results
February 23, 2009

ONYX PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2008	2007	2008	2007
GAAP net income (loss)	$(30,187)	$(11,702)	$1,948	$(34,167)
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R (4)	4,987	3,861	18,796	14,127

Non-GAAP net income (loss) (3)	$(25,200)	$(7,841)	$20,744	$(20,040)

GAAP diluted net income (loss) per share	$(0.53)	$(0.21)	$0.03	$(0.67)
Non-GAAP adjustments:
Employee stock-based compensation under FAS 123R (4)	0.08	0.07	0.34	0.28

Non-GAAP diluted net income (loss) per share (3)	$(0.45)	$(0.14)	$0.37	$(0.39)

Diluted shares	56,430	55,212	56,765	51,177

(3)	This press release includes the following non-GAAP financial measures: non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. The foregoing table reconciles these non-GAAP measures to the most comparable financial measures calculated in accordance with GAAP.

Our management uses these non-GAAP financial measures to monitor and evaluate our operating results and trends on an on-going basis and internally for operating, budgeting and financial planning purposes. Our management believes the non-GAAP information is useful for investors by offering them the ability to better identify trends in our business and better understand how management evaluates our business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Onyx. These non-GAAP financial measures that our management uses are not prepared in accordance with, and should not be considered in isolation of, or an as alternative to, measurements required by GAAP.

(4)	Employee stock-based compensation under FAS 123R: Our management excludes the effects of employee stock-based compensation because of varying available valuation methodologies, subjective assumptions and the variety of award types; such exclusion facilitates comparisons of our operating results to our peer companies.
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